CNX Midstream Reports Fourth Quarter and Full Year 2018 Results and Provides Updated 2019 Guidance

PITTSBURGH, PA (January 31, 2019) - CNX Midstream Partners LP (NYSE: CNXM) ("CNXM", “CNX Midstream” or the “Partnership”) today reported financial and operational results for the three months and the full year ended December 31, 2018.(1) The Partnership also reported updated financial guidance for 2019.
Fourth Quarter Results
Highlights of fourth quarter 2018 results attributable to the Partnership as compared to the fourth quarter of 2017 include:

•	Net income of $42.6 million as compared to $27.0 million

•	Adjusted EBITDA(2) of $53.5 million as compared to $32.4 million

•	Distributable cash flow (DCF)(2) of $42.7 million as compared to $27.7 million

•	Distribution coverage ratio(2) of 1.57x on an as declared basis

Full Year 2018 Results
Highlights of full year 2018 results attributable to the Partnership as compared to full year 2017 include:

•	Net income of $134.0 million as compared to $115.0 million

•	Adjusted EBITDA(2) of $174.7 million as compared to $136.1 million

•	Distributable cash flow (DCF)(2) of $138.6 million as compared to $117.0 million

•	Distribution coverage ratio(2) of 1.39x on an as declared basis
Full year 2018 adjusted EBITDA and distributable cash flow exceeded the high-end of the company's previously stated guidance of $160-$170 million and $125-$135 million, respectively. For 2018, total gross capital was $145.3 million, and total capital investment net to the Partnership was $137.1 million, which was at the low-end of the previously stated guidance of $135-$145 million.
Management Comment
"The team finished the year with a strong quarter, capping another year of growth and strong financial and operating performance for CNX Midstream," said Nicholas J. DeIuliis , Chief Executive Officer of CNX Midstream GP LLC (the "General Partner"). "For the full year 2018, CNXM reported a 17% increase in net income, a 28% increase in Adjusted EBITDA , and distributable cash flow grew by 18% over 2017 results."
Operations
During the quarter, the company had zero reportable injuries, making it the seventeenth quarter injury-free, highlighting the company's continued focus on safety and environmental compliance. Also, during the quarter, CNXM had record throughput. Operating expenses continued to improve during the quarter, driven largely by reductions to labor costs and continued system optimization.
Quarterly Distribution
As previously announced, the Board of Directors of its general partner, CNX Midstream GP LLC, has declared a cash distribution of $0.3603 per unit with respect to the fourth quarter of 2018. The distribution will be made on February 13, 2019 to unitholders of record as of the close of business on February 5, 2019. The distribution, which equates to an annual rate of $1.4412 per unit, represents an increase of 3.6% over the prior quarter, and an increase of 15% over the distribution paid with respect to the fourth quarter of 2017.
Capital Investment and Resources
For full year 2018, CNX Midstream's total capital investment net to the Partnership was $137.1 million, which includes investment in expansion projects of $119.8 million and maintenance capital of $17.3 million.
As of December 31, 2018, CNX Midstream had outstanding borrowings of $84 million under its $600 million revolving credit facility.
2019 Guidance
Based on current expectations, management is providing the following guidance for 2019:

($ in millions)	2019E
Throughput (Bbtu/d)	1,400	-	1,500
Capital Expenditures	$250	-	$280
Adjusted EBITDA	$200	-	$220
Distributable Cash Flow	$150	-	$170
Distribution Coverage	1.2x	-	1.4x
LP Distribution Growth Target	15%
The 2019 capital budget is driven primarily by the expansion of CNXM’s Southwest Pennsylvania gathering system, which includes the commissioning of one new compressor station, beginning work on two additional compressor stations, expanding an existing station and the installation of several long-life, large diameter high-pressure trunklines. This expansion is critical to the long-term development of the Partnership’s Marcellus and Utica dedications and will allow the Partnership to handle increased year-over-year development activity of its customers, deliver lower line pressures, and minimize system constraints. The Partnership's guidance is a function of CNX's minimum base 2019 capital and production guidance, and as stated in their earnings release, they will continue to evaluate activity throughout the year and the Partnership would also increase capital in order to facilitate such activity and would update guidance accordingly.

CNX Midstream’s financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results. These estimates, including capital expenditure plans, are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.

Fourth Quarter and Full Year 2018 Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss fourth quarter and full year 2018 financial and operational results and guidance for 2019, is scheduled for January 31, 2019 at 11:00 a.m. Eastern Time. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast at www.cnxmidstream.com. Participants who would like to ask questions may join the conference by phone at 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CNX Midstream call). An on-demand replay of the webcast will be also be available at www.cnxmidstream.com shortly after the conclusion of the conference call. A telephonic replay will be available through February 7, 2019 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10127626.
_______________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies that have been jointly owned by the Partnership and CNX Gathering LLC (“CNX Gathering”) since completion of the Partnership’s initial public offering ("IPO") in September 2014. Effective November 16, 2016, the Partnership acquired the remaining 25% controlling interest in the Anchor Systems, which brought its controlling interest in that system to 100%. In connection with the transaction with HG Energy, the Partnership distributed its 5% interest in the Growth System to CNX Gathering. The Partnership's current financial interests in the development companies are: 100% in the Anchor Systems and 5% in the Additional Systems. Because the Partnership owns a controlling interest in each of these development companies, it fully consolidates their financial results. CNX Gathering, which is wholly owned by CNX Resources Corporation, owns a 95% noncontrolling interest in the Additional Systems of the Partnership.

(2)
Adjusted EBITDA and DCF are not measures that are recognized under accounting principles generally accepted in the U.S. (“GAAP”). Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Contacts:

Investor Relations:
Tyler Lewis
724-485-3157
tylerlewis@cnx.com

Media:
Brian Aiello
724-485-3078
brianaiello@cnx.com
* * * * *
CNX Midstream is a growth-oriented master limited partnership that owns, operates, develops and acquires gathering and other midstream energy assets to service natural gas production in the Appalachian Basin in Pennsylvania and West Virginia.  Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities.  More information is available at our website www.cnxmidstream.com.

* * * * *
This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CNX Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CNX Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CNX Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “will,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on forward-looking statements. Forward-looking statements include, among others, statements regarding the payment of our quarterly distribution for the quarter ended December 31, 2018 and our anticipated 2019 financial performance. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. You should not place undue reliance on forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: if either or both of our two largest customers, who account for substantially all of our revenue, change their business strategies, or take actions that otherwise significantly reduce the volumes of natural gas and condensate transported through our gathering systems, our revenue would decline and we could be materially and adversely affected; under our gathering agreements, our customers may transfer their leasehold, working and mineral fee interests in their dedicated acreage; we may not generate sufficient distributable cash flow to make the payment of the minimum quarterly distribution to our unitholders; because of the natural decline in production from existing wells, our success, in part, depends on our ability to maintain or increase natural gas and condensate throughput volumes on our midstream systems, which depends on the level of development and completion activity on acreage dedicated to us; many of our gathering agreements do not include minimum volume commitments; certain of our dedicated acreage is either not held by production by our customers or has not yet been earned by them; the highly competitive nature of our industry may adversely impact our ability to attract dedications of third-party volumes, which could limit our ability to grow and continue our dependence on our existing customers; increased competition from other companies that provide midstream services could have a negative impact on the demand for our services, which could adversely affect our financial results; we may not be able to make attractive offers to CNX on our ROFO acreage; our only assets are controlling ownership interests in our operating subsidiaries, so our cash flow will depend entirely on the performance of our operating subsidiaries and their ability to distribute cash to us; some of our gathering agreements with our customers provide for the release of dedicated acreage or fee credits in certain situations; we are responsible for any mine subsidence costs in the future; our midstream systems are exclusively located in the Appalachian Basin, making us vulnerable to risks associated with operating in a single geographic area; we may be unable to grow by acquiring the noncontrolling interests in, or assets of, our operating subsidiaries owned by CNX Gathering or CNX, which could limit our ability to increase our distributable cash flow; we may be unable to acquire additional properties from third parties in the future and any acquired properties may not provide the anticipated benefits; if third-party pipelines, whether upstream or downstream, or other midstream facilities interconnected to our gathering systems become partially or fully unavailable, our operating margin, cash flow and ability to make cash distributions to our unitholders could be adversely affected; to maintain and grow our business, we will be required to make substantial capital expenditures; if we are unable to obtain needed capital or financing on satisfactory terms, our ability to make cash distributions may be diminished or our financial leverage could increase; the amount of cash we have available for distribution to our unitholders depends primarily on our cash flow and not solely on our profitability, which may prevent us from making distributions, even during periods in which we record net income; our construction of new gathering, compression, dehydration, treating or other midstream assets may not result in revenue increases and may be subject to regulatory, environmental, political, legal and economic risks, which could adversely affect our cash flows, results of operations and financial condition and, as a result, our ability to distribute cash to our unitholders; the provisions and restrictions in our revolving credit facility and other debt agreements, and the risks associated therewith, could adversely affect our business, financial condition, results of operations and ability to make quarterly cash distributions to our unitholders; environmental regulations can increase costs and introduce uncertainty that could adversely impact our or our customers’ operations; existing and future governmental laws, regulations and other legal requirements and judicial decisions that govern our business may increase our costs of doing business and may restrict our operations; we may incur significant costs and liabilities as a result of pipeline operations and related increases in the regulation of gas gathering pipelines; climate change laws and regulations restricting emissions of greenhouse gases at the federal or state level could result in increased operating costs and reduced demand for the natural gas that we gather, while potential physical effects of climate change could disrupt our production and cause us to incur significant costs in preparing for or responding to those effects; our business involves many hazards and operational risks, some of which may not be fully covered by insurance, and the occurrence of a significant accident or other event that is not fully insured could curtail our operations and have a material adverse effect on our ability to distribute cash and, accordingly, the market price for our common units; cyber-incidents could have a material adverse effect on our business, financial condition or results of operations; we may not own in fee the land on which our pipelines and facilities are located, which could result in disruptions to our operations; a shortage of equipment and skilled labor in the Appalachian Basin could reduce equipment availability and labor productivity and increase labor and equipment costs, which could have a material adverse effect on our business and results of operations; we do not have any officers or employees and rely on officers of our general partner and employees of CNX; our success depends on key members of our general partner’s senior management team and our ability to attract and retain experienced technical and other professional personnel; increases in interest rates could adversely impact our business, common unit price, our ability to issue equity or incur debt for acquisitions, capital expenditures or other purposes and our ability to make cash distributions at our intended levels; terrorist activities could materially and adversely affect our business and results of operations; negative public perception regarding our industry could have an adverse effect on our operations; our general partner and its affiliates, including CNX, have conflicts of interest with us and limited fiduciary duties to us and our unitholders, and they may favor their own interests to our detriment and that of our unitholders; we have no control over the business decisions and operations of CNX, and CNX is under no obligation to adopt a business strategy that favors us; our general partner’s discretion in establishing cash reserves may reduce the amount of cash we have available to distribute to unitholders; affiliates of our general partner, including CNX and CNX Gathering, may compete with us, and neither our general partner nor its affiliates have any obligation to present business opportunities to us except with respect to rights of first offer contained in our omnibus agreement; our tax treatment depends on our status as a partnership for federal income tax purposes; as a result of investing in our common units, you may become subject to state and local taxes and return filing requirements in jurisdictions where we operate or own or acquire properties.
Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, including, among others, that our business plans may change as circumstances warrant, please refer to the “Risk Factors” and “Forward-Looking Statements” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue
Gathering revenue — related party	$50,720	$37,369	$167,048	$184,693
Gathering revenue — third party	20,097	24,329	89,620	49,155
Total Revenue	70,817	61,698	256,668	233,848

Expenses
Operating expense — related party	5,169	4,472	19,814	25,513
Operating expense — third party	6,599	7,718	27,343	26,640
General and administrative expense — related party	3,575	2,538	13,867	10,750
General and administrative expense — third party	1,956	2,450	8,595	5,717
Loss on asset sales	—	—	2,501	3,914
Depreciation expense	5,334	5,717	21,939	22,692
Interest expense	6,751	1,201	23,614	4,560
Total Expense	29,384	24,096	117,673	99,786
Net Income	41,433	37,602	138,995	134,062
Less: Net (loss) income attributable to noncontrolling interest	(1,118)	10,581	4,953	19,069
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$42,551	$27,021	$134,042	$114,993

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$42,551	$27,021	$134,042	$114,993
Less: General partner interest in net income, including incentive distribution rights	4,635	1,676	13,387	5,614
Limited partner interest in net income	$37,916	$25,345	$120,655	$109,379

Net income per limited partner unit - basic	$0.60	$0.40	$1.90	$1.72
Net Income per limited partner unit - diluted	$0.59	$0.40	$1.89	$1.72

Weighted average limited partner units outstanding - basic	63,640	63,588	63,635	63,582
Weighted average limited partner units outstanding - diluted	63,732	63,660	63,694	63,634

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except number of units)

	(Unaudited)
	December 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash	$3,966	$3,194
Receivables — related party	17,073	13,104
Receivables — third party	7,028	8,251
Other current assets	2,383	2,169
Total Current Assets	30,450	26,718
Property and Equipment:
Property and equipment	974,394	972,841
Less — accumulated depreciation	82,619	73,563
Property and Equipment — Net	891,775	899,278
Other assets	3,203	593
TOTAL ASSETS	$925,428	$926,589

LIABILITIES AND EQUITY
Current Liabilities:
Trade accounts payable	$9,401	$6,925
Accrued interest payable	7,761	87
Accrued liabilities	26,757	16,590
Due to related party	4,980	2,376
Total Current Liabilities	48,899	25,978
Other Liabilities:
Revolving credit facility	84,000	149,500
Long-term debt	393,215	—
Total Other Liabilities	477,215	149,500

Total Liabilities	526,114	175,478

Partners' Capital and Noncontrolling Interest:
Common units (63,639,676 units issued and outstanding at December 31, 2018 and 63,588,152 units issued and outstanding at December 31, 2017)	320,543	389,427
General partner interest	10,900	4,328
Partners' capital attributable to CNX Midstream Partners LP	331,443	393,755
Noncontrolling interest	67,871	357,356
Total Partners' Capital and Noncontrolling Interest	399,314	751,111
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$925,428	$926,589

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2018	2017
	(Unaudited)
Cash Flows from Operating Activities:
Net Income	$138,995	$134,062
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of debt issuance costs	23,540	22,860
Unit-based compensation	2,411	1,176
Loss on long-term asset sales	2,501	3,914
Other	388	771
Changes in assets and liabilities:
Due to/from affiliate	(1,580)	3,376
Receivables — third party	1,223	(8,251)
Other current and non-current assets	475	162
Accounts payable and other accrued liabilities	12,162	(2,520)
Net Cash Provided by Operating Activities	180,115	155,550

Cash Flows from Investing Activities:
Capital expenditures	(145,331)	(48,366)
Proceeds from sale of assets	6,462	21,531
Net Cash Used in Investing Activities	(138,869)	(26,835)

Cash Flows from Financing Activities:
Distributions to general partner and noncontrolling interest holders, net	(3,505)	(36,889)
Quarterly distributions to unitholders	(94,044)	(77,117)
Net payments on unsecured $250.0 million credit facility	(149,500)	(17,500)
Net borrowings on secured $600.0 million credit facility	84,000	—
Proceeds from issuance of long-term debt, net of discount	394,000	—
Debt issuance costs	(6,077)	—
Vested units withheld for unitholder taxes	(348)	(436)
Acquisition of Shirley-Penns System	(265,000)	—
Net Cash Used In Financing Activities	(40,474)	(131,942)

Net Increase (Decrease) in Cash	772	(3,227)
Cash at Beginning of Period	3,194	6,421
Cash at End of Period	$3,966	$3,194

CNX MIDSTREAM PARTNERS LP
SUPPLEMENTAL STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Three Months Ended December 31,
	2018	2017
Cash Flows from Operating Activities:
Net income	$41,433	$37,602
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of debt issuance costs	5,811	5,759
Unit-based compensation	636	277
Other	—	91
Changes in assets and liabilities:
Due to/from affiliate	(1,704)	(1,252)
Receivables — third party	157	(492)
Other current and non-current assets	471	(426)
Accounts payable and other accrued liabilities	2,104	(646)
Net Cash Provided by Operating Activities	48,908	40,913

Cash Flows from Investing Activities:
Capital expenditures	(59,503)	(13,461)
Net Cash Used in Investing Activities	(59,503)	(13,461)

Cash Flows from Financing Activities:
Contributions from general partner	—	1
Quarterly distributions to unitholders	(25,679)	(20,573)
Net payments on unsecured $250.0 million credit facility	—	(7,500)
Net borrowings on secured $600.0 million credit facility	40,000	—
Debt issuance costs	(710)	—
Vested units withheld for unitholder taxes	—	(25)
Net Cash Provided by (Used in) Financing Activities	13,611	(28,097)

Net Increase (Decrease) in Cash	3,016	(645)
Cash at Beginning of Period	950	3,839
Cash at End of Period	$3,966	$3,194

CNX MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(unaudited)

Definition of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We define EBITDA as net income (loss) before net interest expense, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for non-cash items which should not be included in the calculation of distributable cash flow. EBITDA and Adjusted EBITDA are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and Adjusted EBITDA provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income and net cash provided by operating activities. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA and Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow
We define distributable cash flow as Adjusted EBITDA less net income attributable to noncontrolling interest, cash interest expense and maintenance capital expenditures, each net to the Partnership. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow in this release provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures that other companies may use.
Distribution Coverage Ratio
We define distributable coverage ratio as distributable cash flow divided by cash distributions declared or paid.

CNX MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(unaudited)

The following table presents a reconciliation of the non-GAAP measures Adjusted EBITDA and distributable cash flow with the most directly comparable GAAP financial measures of net income and net cash provided by operating activities.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net Income	$41,433	$37,602	$138,995	$134,062
Depreciation expense	5,334	5,717	21,939	22,692
Interest expense	6,751	1,201	23,614	4,560
EBITDA	53,518	44,520	184,548	161,314
Non-cash unit-based compensation expense	636	277	2,411	1,176
Loss on asset sales	—	—	2,501	3,914
Adjusted EBITDA	54,154	44,797	189,460	166,404
Less:
Net (loss) income attributable to noncontrolling interest	(1,118)	10,581	4,953	19,069
Depreciation expense attributable to noncontrolling interest	393	1,748	3,128	7,147
Other expenses attributable to noncontrolling interest	1,389	108	4,329	394
Loss on asset sales attributable to noncontrolling interest	—	—	2,375	3,718
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$53,490	$32,360	$174,675	$136,076
Less: cash interest expense, net to the Partnership	6,040	1,154	19,221	4,387
Less: maintenance capital expenditures, net to the Partnership	4,735	3,483	16,892	14,658
Distributable Cash Flow	$42,715	$27,723	$138,562	$117,031

Net Cash Provided by Operating Activities	$48,908	$40,913	$180,115	$155,550
Interest expense	6,751	1,201	23,614	4,560
Loss on asset sales	—	—	2,501	3,914
Other, including changes in working capital	(1,505)	2,683	(16,770)	2,380
Adjusted EBITDA	54,154	44,797	189,460	166,404
Less:
Net (loss) income attributable to noncontrolling interest	(1,118)	10,581	4,953	19,069
Depreciation expense attributable to noncontrolling interest	393	1,748	3,128	7,147
Other expenses attributable to noncontrolling interest	1,389	108	4,329	394
Loss on asset sales attributable to noncontrolling interest	—	—	2,375	3,718
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$53,490	$32,360	$174,675	$136,076
Less: cash interest expense, net to the Partnership	6,040	1,154	19,221	4,387
Less: maintenance capital expenditures, net to the Partnership	4,735	3,483	16,892	14,658
Distributable Cash Flow	$42,715	$27,723	$138,562	$117,031

The following table presents a reconciliation of the non-GAAP measures Adjusted EBITDA and distributable cash flow by quarter and for the most recently completed twelve month period with the most directly comparable GAAP financial measures, which are net income and net cash provided by operating activities.

(unaudited)	Q1 2018		Q2 2018		Q3 2018		Q4 2018		Twelve Months Ended December 31, 2018
Net Income	$33,705		$30,282		$33,575		$41,433		$138,995
Depreciation expense	5,856		5,443		5,306		5,334		21,939
Interest expense	2,489		7,119		7,255		6,751		23,614
EBITDA	42,050		42,844		46,136		53,518		184,548
Non-cash unit-based compensation expense	579		690		506		636		2,411
Loss (gain) on asset sales	2,755		(254)		—		—		2,501
Adjusted EBITDA	45,384		43,280		46,642		54,154		189,460
Less:
Net income (loss) attributable to noncontrolling interest	5,858		277		(64)		(1,118)		4,953
Depreciation expense attributable to noncontrolling interest	1,665		674		396		393		3,128
Other expenses attributable to noncontrolling interest	436		1,224		1,280		1,389		4,329
Loss (gain) on asset sales attributable to noncontrolling interest	2,617		(242)		—		—		2,375
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$34,808		$41,347		$45,030		$53,490		$174,675
Less: cash interest expense, net to the Partnership	2,015		5,573		5,593		6,040		19,221
Less: maintenance capital expenditures, net to the Partnership	3,583		4,125		4,449		4,735		16,892
Distributable Cash Flow	$29,210		$31,649		$34,988		$42,715		$138,562

Net Cash Provided by Operating Activities	$41,867		$53,674		$35,666		$48,908		$180,115
Interest expense	2,489		7,119		7,255		6,751		23,614
Loss (gain) on asset sales	2,755		(254)		—		—		2,501
Other, including changes in working capital	(1,727)		(17,259)		3,721		(1,505)		(16,770)
Adjusted EBITDA	45,384		43,280		46,642		54,154		189,460
Less:
Net income (loss) attributable to noncontrolling interest	5,858		277		(64)		(1,118)		4,953
Depreciation expense attributable to noncontrolling interest	1,665		674		396		393		3,128
Other expenses attributable to noncontrolling interest	436		1,224		1,280		1,389		4,329
Loss (gain) on asset sales attributable to noncontrolling interest	2,617		(242)		—		—		2,375
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$34,808		$41,347		$45,030		$53,490		$174,675
Less: cash interest expense, net to the Partnership	2,015		5,573		5,593		6,040		19,221
Less: maintenance capital expenditures, net to the Partnership	3,583		4,125		4,449		4,735		16,892
Distributable Cash Flow	$29,210		$31,649		$34,988		$42,715		$138,562
Distributions Declared	$22,699		$24,176		$25,678		$27,267		$99,820
Distribution Coverage Ratio - Declared	1.29	x	1.31	x	1.36	x	1.57	x	1.39	x

Distributable Cash Flow	$29,210		$31,649		$34,988		$42,715		$138,562
Distributions Paid	$21,489		$22,699		$24,176		$25,678		$94,042
Distribution Coverage Ratio - Paid	1.36	x	1.39	x	1.45	x	1.66	x	1.47	x

The following table presents a reconciliation of the non-GAAP measures of the Partnership's projected adjusted EBITDA and projected distributable cash flow with the most directly comparable GAAP financial measure, which is projected net income. The following projections represent the approximate midpoint of the announced full year 2019 expected guidance ranges of adjusted EBITDA ($200-$220 million) and full year distributable cash flow ($150-$170 million) attributable to the Partnership. CNX Midstream’s financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results.  These estimates are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.

(unaudited) (in millions)	2019 Guidance
Net Income	$151
Depreciation expense	26
Interest expense	35
EBITDA	212
Non-cash unit-based compensation expense	3
Adjusted EBITDA	215
Less:
Net income attributable to noncontrolling interest	3
Depreciation and other expenses attributable to noncontrolling interest	2
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$210
Less: cash interest expense, net to the Partnership	33
Less: maintenance capital expenditures, net to the Partnership	17
Distributable Cash Flow	$160

The Partnership is unable to project net cash provided by operating activities or provide the related reconciliation of projected net cash provided by operating activities to projected distributable cash flow, the most comparable financial measure calculated in accordance with GAAP, because net cash provided by operating activities includes the impact of changes in operating assets and liabilities. Changes in operating assets and liabilities relate to the timing of the Partnership’s cash receipts and disbursements that may not relate to the period in which the operating activities occurred, and the Partnership is unable to project these timing differences with any reasonable degree of accuracy.

Development Companies Jointly Owned by CNX Gathering LLC and CNX Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(Dollars in thousands)
(unaudited)

	Year Ended December 31, 2018
	Development Company
	Anchor	Other	Total*
Income Summary
Revenue	$240,445	$16,223	$256,668
Expenses	101,059	16,614	117,673
Net Income	$139,386	$(391)	$138,995

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	716	24	740
Wet gas (BBtu/d)	554	107	661
Other (Bcfe/d)	66	7	73
Total Gathered Volumes	1,336	138	1,474

Capital Investment
Maintenance capital	$17,167	$1,803	$18,970
Expansion capital	119,448	6,913	126,361
Total Capital Investment	$136,615	$8,716	$145,331

Capital Investment Net to CNX Midstream Partners LP
Maintenance capital	$17,167	$90	$17,257
Expansion capital	119,448	346	119,794
Total Capital Investment Net to CNX Midstream Partners LP	$136,615	$436	$137,051
(*) On March 16, 2018, the Partnership, through its 100% interest in the Anchor Systems, consummated the Shirley-Penns Acquisition. Although the Partnership only held a 5% controlling interest in the Shirley-Penns System prior to March 16, 2018, consolidated activity is reflected in the table above as if the Shirley-Penns Acquisition occurred on January 1, 2018.